Exhibit 99.1



                         EPIC SPORTS INTERNATIONAL. INC.

                           (F/K/A KLIP AMERICA, INC.)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2009 AND 2008

                                      WITH

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

CONTENTS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                           Page
                                                                           ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     3

FINANCIAL STATEMENTS

   Balance Sheets                                                           4

   Statements of Operations                                                 5

   Statements of Changes in Stockholders' Equity (Deficiency)               6

   Statements of Cash Flows                                                 7

   Notes to Financial Statements                                            8-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Epic Sports International, Inc.
(F/K/A Klip America, Inc.)

We have audited the accompanying balance sheets of Epic Sports International, Inc. (F/K/A Klip America, Inc.) ( the "Company") as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year ended December 31, 2009, the period from September 19, 2008 through December 31, 2008 (Successor Company), and the period from January 1, 2008 through September 18, 2008 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epic Sports International, Inc. (F/K/A Klip America, Inc.) at December 31, 2009 and 2008 and the results of their operations and cash flows for the year ended December 31, 2009, the period from September 19, 2008 through December 31, 2008 (Successor Company), and the period from January 1, 2008 through September 18, 2008 (Predecessor Company) in conformity with accounting principles generally accepted in the United States of America.


                                   /s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
                                   ---------------------------------------------
                                   CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
September 1, 2010

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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BALANCE SHEETS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                          2009                 2008
                                                                       ----------           ----------
ASSETS

Current Assets:
  Cash                                                                 $   13,690           $    8,851
  Due from factor - related party                                         910,237              257,776
  Accounts receivable                                                     104,736               58,312
  Inventory, net                                                          318,420              815,444
  Prepaid expenses and other current assets                                11,281               31,689
                                                                       ----------           ----------
      Total current assets                                              1,358,364            1,172,072
                                                                       ----------           ----------
PROPERTY AND EQUIPMENT -
  net of accumulated depreciation of $8,905 and $4,048
   in 2009 and 2008, respectively                                          16,522                4,161
GOODWILL                                                                  192,000              192,000
INTANGIBLE ASSETS,  NET                                                   422,920              506,982
OTHER ASSETS                                                                7,087                6,587
                                                                       ----------           ----------

      Total assets                                                     $1,996,893           $1,881,802
                                                                       ==========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts payable - trade                                             $  170,899           $  348,568
  Loans payable - related party                                                --            1,492,787
  Accrued interest - related party                                             --              611,086
  Loans payable - bank- line of credit                                     77,204               88,679
  Due to shareholder                                                      142,455              131,903
  Deferred revenue                                                        335,893              124,526
  Due to related party                                                      9,987                   --
  Accrued expenses and other current liabilities                          227,675              225,564
                                                                       ----------           ----------
      Total current liabilities                                           964,113            3,023,113
                                                                       ----------           ----------
NON-CURRENT LIABILITIES:
  Loan payable - SBA                                                       89,495              102,316
                                                                       ----------           ----------
      Total non-current liabilities                                        89,495              102,316
                                                                       ----------           ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS'  EQUITY (DEFICIENCY):
  Convertible Preferred Stock, Series A $0.001 par value;
   30,000 shares authorized, 20,000 issued and outstanding                     20                   20
  Common stock, $0.01 par value; 100,000 shares authorized,
   5,000 issued and outstanding                                                50                   50
  Additional paid-in capital                                            4,430,464                9,980
  Accumulated deficit                                                  (3,487,249)          (1,253,677)
                                                                       ----------           ----------
      Total stockholders' equity (deficiency)                             943,285           (1,243,627)
                                                                       ----------           ----------

      Total liabilities and stockholders' equity (deficiency)          $1,996,893           $1,881,802
                                                                       ==========           ==========


   The accompanying notes are an integral part of these financial statements.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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STATEMENTS OF OPERATIONS

Years ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                               (Predecessor      (Successor Company)  (Predecessor Company)
                                                               and Successor       For the Period        For the Period
                                                                Companies)       September 18, 2008      January 1, 2008
                                             Year Ended         Year Ended               to                    to
                                             December 31,       December 31,         December 31,         September 17,
                                                2009               2008                 2008                  2008
                                            ------------       ------------         ------------          ------------
Net Sales                                   $  3,803,853       $  3,315,489         $    578,432          $  2,737,057
Cost of sales                                  2,654,319          2,524,915              810,829             1,714,086
                                            ------------       ------------         ------------          ------------
Gross profit                                   1,149,534            790,574             (232,397)            1,022,971

Operating Expenses:
  Selling                                      1,308,777            891,428              284,646               606,782
  General and administrative                   1,107,343          1,066,736              288,627               778,109
                                            ------------       ------------         ------------          ------------
      Total operating expenses                 2,416,120          1,958,164              573,273             1,384,891
                                            ------------       ------------         ------------          ------------
      Loss from operations                    (1,266,586)        (1,167,590)            (805,670)             (361,920)

Other Expenses:
  Interest expense - related party               801,290          1,071,894              377,047               694,847
  Factor fees - related party                    165,695            278,335               70,960               207,375
                                            ------------       ------------         ------------          ------------
      Total other expenses                       966,985          1,350,229              448,007               902,222
                                            ------------       ------------         ------------          ------------

NET LOSS                                    $ (2,233,571)      $ (2,517,819)        $ (1,253,677)         $ (1,264,142)
                                            ============       ============         ============          ============


   The accompanying notes are an integral part of these financial statements.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Years ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                         Convertible
                                                                       Preferred Stock,
                                                      Common Stock        Series A      Additional                   Total
                                                     --------------    ---------------   Paid-In    Accumulated      Equity
                                                     Shares  Amount    Shares   Amount   Capital      Deficit     (Deficiency)
                                                     ------  ------    ------   ------   -------      -------     ------------
Balances - January 1, 2008 (Predecessor Company)      5,000   $  50         --   $ --   $       --  $(1,876,607)  $(1,876,557)

Net Loss (Predecessor Company) - for the period
 January 1, 2008 through September 18, 2008              --      --         --     --           --   (1,264,142)   (1,264,142)
                                                     ------   -----    -------   ----   ----------  -----------   -----------
Balances - September 18, 2008 (Predecessor Company)   5,000      50         --     --           --   (3,140,749)   (3,140,699)

Recapitalization of Company - due to acquisition                                                      3,140,749      3,140,749

Issuance of  Preferred Stock                             --      --     20,000     20        9,980           --        10,000

Net Loss (Successor Company) -
 September 19, 2008 through December 31, 2008            --      --         --     --           --   (1,253,677)   (1,253,677)
                                                     ------   -----    -------   ----   ----------  -----------   -----------
Balances - December 31, 2008 (Successor Company)      5,000      50     20,000     20        9,980   (1,253,677)   (1,243,627)

Conversion of related party loan and accrued interest    --      --         --     --    4,420,484           --     4,420,484

Net Loss - December 31, 2009                             --      --         --     --           --   (2,233,572)   (2,233,572)
                                                     ------   -----    -------   ----   ----------  -----------   -----------

Balances - December 31, 2009                          5,000   $  50     20,000   $ 20   $4,430,464  $(3,487,249)  $   943,285
                                                     ======   =====    =======   ====   ==========  ===========   ===========


   The accompanying notes are an integral part of these financial statements.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                              (Predecessor       (Successor      (Predecessor
                                                                              and Successor       Company)          Company)
                                                                                Companies)     For the Period    For the Period
                                                                              Twelve Months  September 19, 2008  January 1, 2008
                                                            Year Ended            Ended              to                to
                                                            December 31,       December 31,      December 31,     September 18,
                                                               2009               2008              2008              2008
                                                           ------------       ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $ (2,233,571)      $ (2,517,819)     $ (1,253,677)     $ (1,264,142)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                                 4,857              1,769               502             1,267
     Amortization of intangible assets                           84,062             24,518            24,518                --
     Reserve for inventory obsolescence                        (225,000)           127,500                --           127,500
  Changes in operating assets and liabilities:
     Accounts receivable, net                                   (46,424)            96,161           346,920          (250,759)
     Inventory, net                                             722,024                440           158,566          (158,126)
     Prepaid expenses and other current assets                   19,907            (28,189)          (28,189)               --
     Accounts payable and accrued expenses                     (175,558)           115,520           124,241            (8,721)
     Accrued interest - related party                           162,206            611,086           211,698           399,388
     Deferred revenue                                           211,367            124,526           124,526                --
                                                           ------------       ------------      ------------      ------------
           Net cash used in operating activities             (1,476,130)        (1,444,488)         (290,895)       (1,153,593)
                                                           ------------       ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                           (17,218)                --                --                --
                                                           ------------       ------------      ------------      ------------
           Net cash used in investing activities                (17,218)                --                --                --
                                                           ------------       ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds received from purchase order financing         2,154,405          1,362,923          (176,950)        1,539,873
  Net borrowings from related party - factor                   (652,461)           196,137           454,914          (258,777)
  Net borrowings from related party                               9,987                 --                --                --
  Net borrowings from line-of-credit                            (24,296)           (23,672)           (7,917)          (15,755)
  Net borrowings from shareholder                                10,552            (99,157)            3,109          (102,266)
  Proceeds from the sale of convertible preferred stock              --             10,000            10,000                --
                                                           ------------       ------------      ------------      ------------
           Net cash provided by financing activities          1,498,187          1,446,231           283,156         1,163,075
                                                           ------------       ------------      ------------      ------------
Net increase (decrease) in cash                                   4,839              1,743            (7,739)            9,482

CASH, beginning of year (period)                                  8,851              7,108            16,590             7,108
                                                           ------------       ------------      ------------      ------------

CASH, end of year (period)                                 $     13,690       $      8,851      $      8,851      $     16,590
                                                           ============       ============      ============      ============
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                            $    804,779       $    739,143      $    236,309      $    502,834
                                                           ============       ============      ============      ============
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
   Net assets acquired                                     $         --       $  3,140,749      $  3,140,749      $         --
                                                           ============       ============      ============      ============
   Related party loans payable and accrued interest
    converted to equity                                    $  4,420,484       $         --      $         --      $         --
                                                           ============       ============      ============      ============


   The accompanying notes are an integral part of these financial statements.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND NATURE OF BUSINESS

Klip America, Inc. ("Klip" or the "Company") was incorporated on August 12, 2002, in the state of Nevada. Pursuant to an agreement dated September 18, 2008 with Capstone Capital Group I, LLC ("Capstone"), Klip issued 20,000 shares of Convertible Series A Preferred Stock to Universal Apparel Holdings, Inc. ("UAH"), which is related to Capstone. As a result of this preferred stock issuance, UAH became an 80% owner in the Company.

The Company is an importer and wholesale distributor of high-end performance and lifestyle apparel, tennis racquets, tennis bags and sporting goods accessories. In January 2009, the Company became the worldwide licensee for Volkl and Boris Becker Tennis.

In April 2010 the Company changed its name to Epic Sports International, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term instruments purchased with initial maturity dates of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include, but are not limited to, the valuation allowance for deferred income taxes, the amount of impairment of long-lived assets, inventory obsolescence and the allowance for chargebacks.

DUE FROM FACTOR - RELATED PARTY

The Company factors its accounts receivable with a related party ("factor"). Amounts due from the factor represent receivables carried at the amount billed to customers, net of an allowance for chargebacks and factor commissions due.

INVENTORY

Inventory consists of finished goods, and is valued at the lower of cost or market using the first-in, first-out method. Market is determined based on net realizable value with appropriate consideration given to obsolescence, excessive

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

levels and other market factors. An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years.

Improvements to leased premises are amortized over the lesser of their estimated useful lives or the remaining lease terms. Expenditures for repairs and maintenance are charged to expense as incurred. When equipment is retired or otherwise disposed of the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized in operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. When such events occur, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to fair value is required. The Company measures impairment by comparing the carrying value of each group of assets that generates cash flows with the estimated present value of the corresponding cash flows. If the expected present value of the future cash flows is less than the carrying amount of the asset group, the Company recognizes an impairment loss. Management has reviewed the Company's long-lived assets and believes that there has been no impairment.

REVENUE RECOGNITION

Revenue is recognized upon the shipment of products. Allowances, credits and other adjustments are recorded in the period the related sales occur.

INCOME TAXES

The Company recognizes income taxes under the liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the tax effects of those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the financial statements.

The Company's income tax returns for the years ended 2006 through 2009 are subject to examination by federal, state and local tax authorities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by ASC 825:

     Cash: The carrying amount is the fair value.

     Accounts Receivable and Accounts Payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

     Revolving Line of Credit and Long-Term Debt: The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

GOODWILL AND INTANGIBLE ASSETS

Goodwill, which represents the cost of acquiring a business that is in excess of the net of the fair values ascribed to the identifiable assets and liabilities, is not amortized.

Intangible assets with finite useful lives are amortized on a straight-line basis over the periods they are expected to provide benefits.

Goodwill and indefinite-lived intangibles are tested for impairment annually and whenever events or circumstances change, such as a significant adverse change in the economic climate that would make it more likely than not that impairment may have occurred. If the carrying value of goodwill or an indefinite-lived intangible assets exceeds its fair value, an impairment loss is recognized.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

ADVERTISING COSTS

The Company's advertising costs are expensed as incurred. For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 advertising expense amounted to $70,137, $22,265 and $51,048, respectively, and is included in selling expense.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are recorded within cost of sales in the statements of operations

RELATED PARTIES

For the purpose of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control another party or exercise significant influence over the other party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

3. BUSINESS COMBINATIONS

On September 18, 2008, through the issuance of 20,000 shares of Convertible Series A Preferred stock with voting rights, 80% of the Company was acquired by UAH (a party related to Capstone). The transaction was accounted for as a business combination in accordance with GAAP

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date.

Recognized amounts of identifiable assets acquired and liabilities assumed:

    Cash                                                        $    17,000
    Due from factor - related party                                 713,000
    Inventory,  net                                                 974,000
    Prepaid and other current assets                                409,000
    Property and equipment - net                                      5,000
    Other Assets                                                      6,700
    Intangible assets                                               553,000
    Goodwill                                                        192,000
    Accounts payable - trade                                       (306,000)
    Loans payable and accrued interest - related party           (1,345,000)
    Accrued expenses and other current liabilities                 (366,000)
    Non - current liabilities                                      (106,000)
                                                                -----------

    Net assets acquired                                         $   746,700
                                                                ===========

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

4. DUE FROM FACTOR - RELATED PARTY

In February 2007 the Company entered into a factoring agreement with a related party ("factor"). Under the terms of the agreement the factor has agreed to purchase the eligible receivables at the calculated borrowing base (80% of the aggregate value of all eligible receivables) for the then immediately preceding calculation period.

A 2% commission is charged on all receivables purchased by the factor. Annual minimum commissions under the agreement are $100,000 during year and $131,200 in all subsequent years. The agreement remains in effect until either party terminates the agreement upon giving no less than thirty day's written notice.

The factor has been granted a security interest in substantially all of the Company's assets.

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 interest and commissions amounted to $165,695, $70,960 and $207,375, respectively.

5. INVENTORY

Inventory at December 31, 2009 and 2008 consists of the following:

                                           2009                2008
                                        ----------          ----------
       Finished goods                   $  318,420          $1,040,444
       Less: inventory reserve                  --            (225,000)
                                        ----------          ----------

                                        $  318,420          $  815,444
                                        ==========          ==========

The inventory is pledged as collateral under the terms of the factoring agreement and a revolving loan agreement.

6. RELATED PARTY TRANSACTION

The Company is related to Whaling Distributors, Inc. ("Whaling") through common ownership. In December 2009, the Company relocated its operations to Fall River, Massachusetts and currently shares its office space with Whaling. Whaling provides operational support to the Company for a management fee. During the year ended December 31, 2009, the Company was charged a management fee of $9,987 which is unpaid and is included in the due to related party amount on the balance sheets.

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EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
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NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

7. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2009 and 2008, consists of the following:

                                                     2009             2008
                                                   --------         --------
     Furniture and fixtures                        $  1,876         $     --
     Computer equipment and software                 23,551            8,209
                                                   --------         --------
                                                     25,427            8,209
     Accumulated depreciation                        (8,905)          (4,048)
                                                   --------         --------

                                                   $ 16,522         $  4,161
                                                   ========         ========

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 depreciation expense amounted to $4,857, $502 and $1,267, respectively.

8. GOODWILL AND INTANGIBLE ASSETS

Intangible assets were acquired in connection with the acquisition of the Company on September 18, 2008. The carrying values of the major classes of intangible assets are summarized below:

                                                     2009             2008
                                                   --------         --------
Intangible assets subject to amortization:
  License agreements                               $177,100         $177,100
  R&D service contracts                             354,400          354,400
                                                   --------         --------
                                                    531,500          531,500
less: accumulated amortization                     (108,580)         (24,518)
                                                   --------         --------

Intangible assets subject to amortization, net     $422,920         $506,982
                                                   ========         ========
Intangible assets not subject to amortization:
  Goodwill                                         $192,000         $192,000
                                                   ========         ========

Accounting rules require that intangible assets be tested for impairment at least annually. Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis. A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows. As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The useful lives of the license agreements and service contracts are estimated to be between 5.3 and 10.3 years. Amortization expense amounted to $84,062 and $24,518, during the years ended December 31, 2009 and 2008, respectively. For the period from January 1, 2008 through September 18, 2008, the predecessor company did not have any intangible assets to amortize.

Future amortization expense for intangible assets subject to amortization is as follows:

               Years Ending
               December 31,
               ------------
                2010                      $  84,062
                2011                         84,062
                2012                         84,062
                2013                         84,062
                2014                         84,062
                Thereafter                    2,610
                                          ---------

                                          $ 422,920
                                          =========

9. LOAN PAYABLE - RELATED PARTY

On September 30, 2008, the Company entered in to an amended purchase order financing agreement with a related party ("lender") which matures on September 30, 2013. Under the agreement, the Company is allowed to take advances in an amount equal to the lesser of (a) $1,165,976 or (b) the borrowing base for the then immediately preceding calendar month.

Payment on advances are due on the earlier of sixty days from the date of an advance or the day on which any of the goods paid for by an advance are shipped to a customer. The advances bear interest at a rate of 16% per annum (over a 360 day period) and do not begin to accrue any interest until the 31st day following the date on which such advance was made. If the Company is in default of the agreement, the advances bear interest at a rate of 24% per annum (over a 360 day period). The Purchase Money Advances are secured by a promissory note from the Company covering the entire amount.

Additionally, under the terms of the agreement the lender may issue Letters of Credit in favor of the Company's suppliers in order to enable the Company to acquire merchandise. The Letters of Credit bear interest at annual rates of 1.50% for the first 30 days that the Letter of Credit is outstanding and 0.75% for every 14 days thereafter that such Letter of Credit remains outstanding.

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008
interest   amounted  to   approximately   $801,290,   $377,047   and   $694,487,
respectively.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

On December 31, 2009 the Company converted all of its related party debt incurred under the purchase order financing agreements as discussed above. The debt in the amount of $4,420,484 (which includes accrued interest in the amount of $773,292) was converted to equity. At December 31, 2008, the Company had related party debt incurred under the purchase order finance agreements in the amount of $2,103,783 (which includes accrued interest in the amount of $611,086).

10. INCOME TAXES

As of December 31, 2009 and 2008, net deferred tax assets were approximately $1,038,000 and $635,000, respectively resulting primarily from the future tax benefit of net operating loss carryforwards. Under the liability method, as of December 31, 2009 and 2008, the Company has provided a 100% valuation allowance against its net deferred tax assets.

The Company evaluates deferred income taxes annually to determine if the valuation allowance should be adjusted. The Company assesses whether a valuation allowance should be established against the deferred tax assets based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard. This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period. In making such judgments, significant weight is given to evidence that can be objectively verified.

A valuation allowance has been established for deferred tax assets based on the Company's evaluation, as described above, about the likelihood of realizing future tax benefits. The Company's ability to realize deferred tax assets depends on the Company's ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2009 and 2008 are presented below:

                                                   2009                2008
                                                ----------          ----------
 Deferred tax assets:
   Net operating loss carryforwards             $1,003,000          $  287,000
   Accounts receivable allowance                    35,000              14,000
   Inventory reserve                                    --              90,000
   Accrued interest - related party                     --             244,000
                                                ----------          ----------
                                                 1,038,000             635,000
 Less deferred tax valuation allowance           1,038,000             635,000
                                                ----------          ----------

 Net deferred income tax asset                  $       --          $       --
                                                ==========          ==========

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The Company has not provided for income taxes because it has had no current taxable income and, no temporary differences that are expected to have any future income tax effects.

The Company's effective rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state and local income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented. The following is a reconciliation of the U.S. federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31, 2009 and 2008:

                                                     2009            2008
                                                   --------        --------
     Federal statutory rate                          (34.00)%        (34.00)%
     State and local income taxes,
      net of federal tax benefit                      (6.00)%         (6.00)%
     Net operating loss carryforwards                 40.00 %         40.00 %
     Change to valuation  allowance                    0.00 %          0.00 %
                                                   --------        --------

     Effective tax rate                               (0.00)%          0.00 %
                                                   ========        ========

As of December 31, 2009, the Company's federal net operating losses were approximately $2,506,000. The federal net operating losses expire from the year ended 2025 through 2029. These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

11. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

On January 19, 2007 the Company entered into a non-cancelable three year lease, commencing February 15, 2007, for office space in San Francisco. Minimum rental payments consist of (base rent) of $874, $1,748, and $1,817, during year one, year two, and year three, respectively. On June 1, 2009, the lease was renewed for an additional two-year period. The base rent under the renewal amounted to $2,180 and $2,247 for the first year and second year, respectively, of the renewal period. In addition to the minimum base rent, the Company is required to pay a proportional share of the total operating expenses incurred, including but not limited to real estate taxes, utilities, and maintenance fees.

On January 1, 2009, the Company entered in to a five-year non-cancelable office lease in Germany. Monthly rental payments under the lease amount to 1,551 Euros. The lease has annual escalations equal to the German consumer price index.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

As  of  December  31,  2009,   future  minimum  lease  payments  required  under
non-cancelable operating leases were approximately as follows:

     Years Ending                   US
     December 31,                    $
     ------------               ---------
        2010                       52,900
        2011                       53,300
        2012                       28,600
        2013                       26,400
                                ---------

                                $ 161,200
                                =========

For the year ended December 31, 2009, the period from September 19, 2008 to December 31, 2008, and the period from January 1, 2008 to September 18, 2008 rent expense amounted to $76,617, $56,672 and $27,385, respectively.

LICENSING AGREEMENTS

On October 1, 2008, the Company entered in to a five-year licensing agreement with Marker Volkl (International) GmbH with the option to renew for two additional 5-year periods. Under the agreement, the Company has the right to sell merchandise under the licensed name worldwide without any restrictions. In exchange for the right to sell the licensed merchandise, the Company is to pay royalty fees in the amount of 2.5%, 5.0% and 7.0% of net sales during years one, two and three, and thereafter, respectively.

Minimum royalty payments under the agreement are as follows:

                                  Amount    Exchange Rate   Amount
                                (in Euros)   (12/31/09)    (Dollars)
                                ----------   ----------    ---------
     Year 1                (euro)  60,700      1.4333     $   87,000
     Year 2                       120,000      1.4333        172,000
     Year 3                       200,000      1.4333        286,700
     Year 4                       256,000      1.4333        366,900
     Thereafter                   303,000      1.4333        434,300
                                ---------                 ----------

                           (euro) 939,700                 $1,346,900
                                =========                 ==========

On January 1, 2009, the Company entered in to a three-year licensing agreement with Boris Becker & Co. Under the agreement, the Company has the right to sell tennis rackets, tennis bags and tennis accessories worldwide, except for China, under the licensed name. In exchange for the right to sell the licensed merchandise, the Company is to pay royalty fees in the amount of 5.0% of net sales during the term of the agreement.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

During the year ended December 31, 2009 royalty expense under both agreements amounted to $111,759.

12. CONCENTRATIONS OF CREDIT RISK

CASH

The Company places its cash balances with well capitalized and stable financial institutions. At December 31, 2009 and 2008, the Company's cash balances did not exceed the FDIC insurance limit.

MAJOR CUSTOMERS

One customer accounted for approximately $1,300,000 or 34% of gross sales for the year ended December 31, 2009. For the year ended December 31, 2008 one customer accounted for approximately $753,000 or 23% of gross sales.

MAJOR VENDORS

During the years ended December 31, 2009 and 2008 the Company purchased a substantial portion of its product from one vendor. For the year ended December 31, 2009 purchases from this vendor totaled approximately $965,000 or 52% of total purchases. For the year ended December 31, 2008 purchases from this vendor totaled approximately $1,100,000 or 53% of total purchases.

13. LIQUIDITY

Epic has incurred losses and negative cash flows from operations for the years ended December 31, 2009 and 2008. Epic has taken steps to improve its liquidity by consolidating its operations with those of a related party and by seeking additional ways of increasing its operational efficiency. Epic will continue to use its existing financing arrangement until a new source is established.

Management is currently concluding negotiations for a financing agreement with a financial institution. This new financing will provide management additional working capital and funds for other purposes; however, there are no assurances that any such new financing will be sufficient for long-term future needs. Regardless, management believes they have sufficient access to working capital to sustain operations through June 30, 2011.

EPIC SPORTS INTERNATIONAL, INC. (F/K/A KLIP AMERICA, INC.)
--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

14. SUBSEQUENT EVENTS

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. (formerly known as Joning Corp.), a related party. Amincor is to acquire all of the issued and outstanding stock of the Company upon the issuance of these financial statements.

The Company has evaluated its subsequent events through September 1, 2010, the date that the accompanying financial statements were available to be issued. The Company had no additional subsequent events requiring disclosure.